UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2003

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(408) 750-5000

(Addresses, including zip code, and telephone numbers,

including area code, of principal executive offices)

ITEM 5.    OTHER EVENTS.

On March 25, 2003, Redback Networks Inc., a Delaware corporation (“Redback”), received a decision from the Nasdaq’s Listing Qualifications Panel (“Panel”) granting Redback’s request for an exception to the National Market’s minimum bid price requirement, as set forth in Nasdaq Marketplace Rule 4450(a)(5). The Panel determined to provide Redback with additional time to allow for developments in the S.E.C. rulemaking process. Accordingly, Redback now has until at least June 23, 2003 to regain compliance with Nasdaq’s minimum bid price requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

Date: March 28, 2003	By:	/s/ THOMAS L. CRONAN III
Thomas L. Cronan III Senior Vice President of Finance and Administration, Chief Financial Officer